UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2020

CANNAE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Addresses of principal executive offices)

(702) 323-7330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 19, 2020, Cannae Holdings, Inc. (the “Company”) completed the sale (the “Sale”) of an additional 1,650,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, pursuant to the full exercise of the underwriters’ option to purchase additional shares of Common Stock granted to the underwriters in the underwriting agreement, dated as of June 10, 2020, by and between the Company and BofA Securities, Inc., as a representative of the underwriters named in Schedule 1 thereto (the “Underwriting Agreement”). The net proceeds to the Company from the Sale were approximately $59.4 million, after deducting the underwriting discount. The net proceeds from the Sale are in addition to the previously announced $395.7 million in net proceeds received by the Company in the related public offering. The legal opinion of Weil, Gotshal & Manges LLP relating to the shares of Common Stock issued pursuant to the Sale is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
5.1	Opinion of Weil, Gotshal & Manges LLP.
23.1	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.

Date: June 19, 2020	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel, and Corporate Secretary